Exhibit 4.3

[FORM OF NOTE]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

3.55% SERIES NOTE DUE 2026

FACE OF NOTE

EMERA US FINANCE LP

3.55% Notes due 2026

No. [—]	$ [—] CUSIP No.: [—] ISIN No.: [—]

EMERA US FINANCE LP, a limited partnership, organized and existing under the laws of the State of Delaware (the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ [—] ([—]) on June 15, 2026, at the office or agency of the Issuer referred to below, and to pay interest thereon on December 15, 2016, and semi-annually thereafter on June 15 and December 15 in each year, from and including December 16, 2016 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 3.55% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay interest on any overdue principal or interest at the rate borne by this Security from and including the date on which such overdue principal, or interest becomes payable to but excluding the date payment of such principal or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

EMERA US FINANCE LP By: EMERA US FINANCE GENERAL PARTNER INC., its general partner

By:
Name: Title:

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:
Authorized Signatory

REVERSE SIDE OF NOTE

This Security is one of a duly authorized issue of securities of the Issuer designated as its 3.55% Notes due 2026 (the “Securities”), initially in aggregate principal amount of $750,000,000, which may be issued under the Indenture dated as of June 16, 2016 (the “Original Indenture”), by and among the Issuer, Emera Incorporated, (the “Company”), Emera US Holdings Inc., (“EUSHI” and together with the Company, the “Guarantors”), and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of June 16, 2016, by and among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security initially representing $ [—] aggregate principal amount of the Securities of this series.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the payee. Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Principal paid in relation to any Security of this series at Stated Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

As provided for in the Indenture, the Issuer may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series; provided that, if the additional Securities of this series are not fungible with the Outstanding Securities of this series for U.S. federal income tax purposes, the additional Securities shall have a separate CUSIP and/or ISIN number.

The Issuer shall pay to the Holder of this Security (i) such Additional Amounts and other amounts as may be payable under Section 10.05 of the Original Indenture and (ii) such Additional Interest as may be payable pursuant to the Registration Rights Agreement. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts and/or Additional Interest to the extent that, in such context, Additional Amounts and/or Additional Interest are, were or would be payable in respect thereof.

If (i) the closing of the Acquisition has not occurred by 5:00 p.m. New York City time on the Special Mandatory Redemption Triggering Date; or (ii) the Acquisition Agreement is terminated at any time prior to the Special Mandatory Redemption Triggering Date, then the Issuer shall be required to redeem the Securities of this series, in whole, on the Special Mandatory Redemption Date at a Redemption Price equal to 101% of the aggregate principal amount of this Security plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever later, to but not including, the Special Mandatory Redemption Date.

The Securities of this series are subject to redemption, in whole but not in part, at the option of the Issuer at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 11.08 of the Original Indenture.

The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice, as a whole or in part, at any time at the election of the Issuer. Prior to the 2026 Par Call Date, the Securities of this series shall be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the Redemption Price) on the Securities to be redeemed that would be due if such Securities matured on the 2026 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus, in each case, accrued interest thereon to, but not including, the Redemption Date. If the Securities of this series are redeemed on or after the 2026 Par Call Date, the Securities may be redeemed at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest thereon to, but not including, the Redemption Date.

In the event of redemption of the Securities of this series in part only, the Trustee will select the Securities to be redeemed in accordance with Section 11.03 of the Original Indenture.

In the case of any redemption of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 11.06 of the Indenture. Securities of this series (or portions thereof) for whose redemption payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities do not have the benefit of sinking fund obligations.

Sections 14.02 and 14.03 of the Indenture shall be applicable to the Securities of this series, upon compliance by the Indenture with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Securities Administrator nor any agent shall be affected by notice to the contrary.

If at any time, (i) the Depositary for the Securities of this series notifies the Issuer that it is unwilling or unable or no longer qualified to continue as Depositary for the Securities of this series or if at any time the Depositary for the Securities of this series shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (ii) the Issuer determines that the Securities of this series shall no longer be represented by a global Security or Securities or (iii) any Event of Default shall have occurred and be continuing with respect to the Securities of this series, then in such event the Issuer will execute and Trustee will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.

In addition to the rights provided to Holders of Securities under the Indenture, Holders of the Securities of this series shall have the rights set forth in the Registration Rights Agreement, dated as of June 16, 2016, among the Issuer, the Guarantors and the initial purchasers named therein (the “Registration Rights Agreement”), including the right to receive additional interest as provided therein.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE

OF

EMERA INCORPORATED

and

EMERA US HOLDINGS INC.

The obligations of each Guarantor to the Holders of the Securities of this series and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security of this series, upon which this notation of the Guarantee is endorsed, shall have been manually executed by the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

EMERA INCORPORATED

By:
Name: Title:

By:
Name: Title:

EMERA US HOLDINGS INC.

By:
Name: Title:

By:
Name: Title:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee